MARCH 12, 2018 Exhibit 99.2

One Fix at a Time, One Client at a Time

To illustrate the client and stylist interactions during a typical Fix order, we've included below a process example.

1. Richard Requests a Fix; a Patented Algorithm Matches Him to Brooke

RICHARD, CLIENT
- Fixes received to date: 6
- Age: 35
- Location: New York, NY
- Style: Business Casual, Workout Clothes
- Profession: Technology





BROOKE, STYLIST
- Part-time employee, paid hourly
- Works 19-25 hours per week
- Prior experience: Retail
- Location: Mission Viejo, CA
- Takes 14 minutes to style this Fix

2. Brooke Styles the Fix



From home, Brooke logs into a custom, web-based styling application, which algorithmically recommends product for Richard based on his profile, prior feedback, and available inventory.



Along with the recommendations, Brooke uses her judgment and considers specific requests from Richard to select what she believes are the five best items for this Fix.



Brooke writes a personal note to Richard, offering styling advice and her reasons for selecting each item.

3. Richard Receives a Personalized Delivery & Decides What to Keep

Richard reads the Style Card with the personalized note from Brooke and advice on how to wear each item. He tries on the clothes and goes to the Stitch Fix app or website to indicate what he is keeping and returning. He sends back two items in the prepaid USPS bag.


ALESBURY
Exclusive Brand

3 Items Kept: $358.00 Total

4. Richard Provides Direct Structured & Unstructured Feedback

At checkout, Richard provides written feedback and rates each of the five items on the following dimensions:

PRICE	*"This is a great vest, it's a little higher than I would normally spend but I really liked it!"*
STYLE	*"Great shirt for weekends or days off in the fall and winter, thank you"*
QUALITY	*"The Cashmere cotton crew neck was great, I just currently have a lot of these type of sweaters"*

Matched Your Style: ★★★★★	**Personalized:** ★★★★★
Satisfied: ★★★★★	**Looks Forward to Next Fix:** "Yes!"

5. Brooke Reviews the Feedback

In the styling application, Brooke reads Richard's feedback and captures any learnings. The feedback is simultaneously aggregated into our full dataset to drive future algorithmic learnings.

We delivered $295.9 million in net revenue, representing 24.4% year-over-year growth, $3.6 million in net income, and $18.2 million in adjusted EBITDA in Q2’18. We achieved these results as we continued to invest in recently launched categories, technology headcount, and marketing. In Women’s, we expanded our product assortments from our newest brand partners, and applied learnings from our initial Women’s offering to Plus-size. In Men’s, we leveraged feedback to more closely align our inventory with client preferences across size and price. We grew our active client count to 2.5 million as of January 27, 2018, an increase of 588,000 and 30.6% year over year. We used data science to enhance our inventory management and styling tools to advance our personalization capabilities. We recently launched Style Pass, unlimited styling for an annual membership fee, to reduce friction from the client experience. We also launched Extras, client-selected add-on essentials, which demonstrates a key capability to drive further client personalization. Q2 Fiscal 2018 Highlights: Dear Shareholder: Q2’18 Highlights ACTIVE CLIENTS 2.5 million 30.6% YoY growth NET REVENUE $295.9 million 24.4% YoY growth GROSS PROFIT $127.4 million 43.0% of net revenue NET INCOME $3.6 million 1.2% of net revenue ADJUSTED EBITDA2,3 $18.2 million 6.2% of net revenue NON-GAAP NET INCOME1,3 $6.8 million 2.3% of net revenue We are pleased to share our results for Q2 fiscal 2018, which ended January 27, 2018. During the quarter, we continued our track record of delivering consistent growth in active clients and net revenue along with positive net income. We reached 2.5 million active clients, a 30.6% increase year over year, and grew net revenue to $295.9 million, a 24.4% increase year over year. Our results demonstrate our focus on delivering disciplined growth while making measured investments in our business. During the quarter, we generated net income of $3.6 million, or diluted earnings per share of $0.02, and adjusted EBITDA of $18.2 million. Non-GAAP net income, which excludes a $1.6 million gain on remeasurement of our preferred stock warrant liability and a $4.7 million increase in tax expense resulting from the recently passed U.S. tax reform, was $6.8 million, or diluted earnings per share of $0.07. In Q2’18, we remained focused on expanding our relationships with existing clients, efficiently acquiring new clients, and growing our addressable market to drive sustainable long-term growth in our business. 1 We define non-GAAP net income as net income excluding the remeasurement of preferred stock warrant liability and, when present, compensation expense related to certain stock sales by current and former employees, and their related tax impacts, if any, as well as the remeasurement of our net deferred tax assets in relation to the Tax Act. 2 We define adjusted EBITDA as net income excluding other (income), net, provision for income taxes, depreciation and amortization, the remeasurement of preferred stock warrant liability and, when present, compensation expense related to certain stock sales by current and former employees. 3 For more information regarding adjusted EBITDA, non-GAAP net income (loss) and the other non-GAAP financial measures discussed in this letter, please see "Non-GAAP Financial Measures,“ including the reconciliations of our non-GAAP measures to their most directly comparable GAAP financial measures included at the end of this letter.

In Women’s, we expanded our product assortments from our newest brand partners, and applied learnings from our initial Women’s offering to Plus-size. In Men’s, we leveraged feedback to more closely align our inventory with client preferences across size and price. Women’s Expanding Assortment. In the first quarter of 2018, we added several recognized brand partners to our portfolio of Women’s brands, and in the second quarter began rolling out an expanded assortment of these brands to meet client demand. These recently added brand partners include Calvin Klein, Levi’s, Tahari, and Tommy Hilfiger. Client feedback to date has been very positive, with Calvin Klein workwear dresses in particular garnering early favorable style ratings. Our focus on establishing innovative partnerships also extended to performance wear brands in recent quarters. We’ve partnered with several brands including Beyond Yoga and Sweaty Betty, in addition to announcing our pilot partnership with Nike, which commences in Spring 2018. We believe these partnerships will enable us to address more of our clients’ apparel needs over time. Leveraging Learnings in Plus-size. The large category that we’ve built in our size 0-14 Women's offering has proven to be a significant advantage in our launch of Plus-size. Leveraging our knowledge of best selling styles from our initial Women’s product offering and nuancing those styles for our Plus-sized clients has been a highly successful strategy. Our top 20 best selling Plus styles were all informed through data and insights gained from our initial offering. In fact, our top selling Plus style in Q2’18, the Abrianna Cardigan, was originally sized for 0-14 and then customized for Plus. Over 80% of our Plus-sized clients who received the item in their Fix shared that they "liked" or "loved" this cardigan at the time of checkout. Men’s Since launching Men’s in September 2016, we’ve made significant improvements to the size and fit of our offering, in addition to better meeting the price preferences of our clients. Our male clients have shared that these are among the most important attributes they consider when buying clothes. Customizing Size. In Q2’18, we improved overall success rates for our XXL-sized men by using client feedback to create new size specifications for the builds of these clients. We incorporated feedback on attributes including shoulder, chest, sleeve, and hem to create a new fit block that led to a significant improvement in XXL client satisfaction and sales. For clients who identified as having a “husky” body shape (representing over 70% of XXL clients), success rates for these newly sized items were 36.6% higher than the items using the prior sizing specifications. Q2’18 Business Highlights:

Expanding Price Points. In recent quarters, we extended our Men's inventory assortment to better align with clients' diverse price preferences. We further penetrated lower price points by introducing five new Exclusive Brands, and expanding our market brand partnerships. To serve higher price preferences, we added contemporary brands such as Barbour, Paige, and Scotch & Soda, and emerging brands such as NAU, Rhône, and Rodd & Gunn. This strategy resulted in increased success rates across both lower and higher price segments, and better met client price point preferences relative to Q2'17.



We grew our active client count to 2.5 million as of January 27, 2018, an increase of 588,000 and 30.6% year over year.

Our active client growth reflects our progress in optimizing our advertising channel mix and our client acquisition efficiency. In Q2'18, we added personalization to our referral program and increased our use of data science to measure and deploy spend across our key paid channels.

Referral Program Enhancements. We are focused on personalizing each client's experience. As one example, we recently introduced a more personalized client referral program, which included custom, gender-specific landing pages that we developed for prospective referred clients. These landing pages drove approximately 7% higher sign-up conversion rates among referred client traffic in Q2'18 than with non-personalized pages. We will continue to explore ways to leverage personalization to bolster the client journey.


Jennifer wants you to try Stitch Fix!
Enjoy Stylist-selected pieces for your budget, taste and lifestyle, without the need to shop. Get effortless style now.

Marketing Attribution and Performance Measurement. Consistent with our disciplined, ROI-based approach to client acquisition, we recently developed incrementality measurement tools to more accurately attribute costs to specific marketing channels. With these tools, we've improved how we allocate our marketing spend across key digital channels. We are also beginning to use data science to improve our targeting and bidding decisions by more accurately predicting client margin at a granular level.

We used data science to enhance our inventory management and styling tools to advance our personalization capabilities.

Algorithmic Repurchasing. Just as our stylists leverage algorithmic recommendations to curate personalized Fixes, our merchandise buyers also rely on data science to determine the breadth and depth of their inventory buys. When purchasing inventory, buyers purchase new styles and repurchase proven, successful past styles, thereby making these styles available to more clients, and mitigating inventory risk. Beginning in late fiscal 2017, our Women's buyers began using algorithmic rebuying tools to inform their inventory repurchase decisions. The algorithm helps buyers to quickly identify products that it predicts will appeal to specific client segments across a broad spectrum of characteristics that include age, price preference, style, size, and fit. This data-driven repurchasing strategy has resulted in a significant increase in client satisfaction across style and fit, and we believe that is has resulted in higher average order value.



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Men's Styling Algorithm. A recent initiative that demonstrated our focus on leveraging data science to drive personalization was our updated Men's styling algorithm. We introduced our enhanced algorithm in late Q1'18 to incorporate additional male fit and style preferences into our existing recommendation algorithm, enabling stylists to make more informed decisions when curating each Men's Fix. These additions have resulted in increases to the average number of items purchased per Fix and client satisfaction, relative to the previous algorithm. As our Men's category scales, we plan to continue collecting rich client data that we believe will enhance the quality of our algorithmic recommendations.



Guided Styling. In Q2'18, we introduced our latest guided styling algorithmic tool, which provides a safeguard to ensure stylists do not explore too far outside clients' style preferences. The algorithm enables stylists to balance their creativity and styling judgment with our data science recommendations in styling each Fix. The guided styling algorithm has resulted in improvements to client ratings across fit and style, as well as increased client satisfaction.

We recently launched Style Pass, unlimited styling for an annual membership fee, to reduce friction from the client experience. We also launched Extras, client-selected add-on essentials, which demonstrates a key capability to drive further client personalization.


YOUR WARDROBE, UNLIMITED.
INTRODUCING
STYLE PASS
YOU'RE INVITED
Get an exclusive $49 Style Pass™ membership to enjoy a year of endless Fixes. That's 12 months of styling with no styling fee.
PURCHASE A $49 STYLE PASS, WHICH IS VALID FOR ONE YEAR.
ORDER FIXES WITH NO STYLING FEES FOR ONE YEAR.
BONUS:
APPLY THE ONE-TIME $49 CHARGE TOWARD YOUR NEXT PURCHASE.
GET YOURS →
This offer is for select clients only and cannot be transferred.

Style Pass. Style Pass offers unlimited styling for an annual membership fee. It enables our clients to order Fixes more frequently without paying a styling fee each time they order a Fix. One of our primary goals in launching Style Pass was to reduce friction from the client experience, making it easier to be top of mind for our clients' apparel needs. Prior to its launch, we conducted a pilot that demonstrated that participation increased client satisfaction, engagement, and average revenue per client.

We rolled out Style Pass in December 2017 to select clients across all categories and price points, offering a $49 annual membership fee for unlimited styling, with the fee acting as a credit towards any items the client purchases. We've been pleased with the results of Style Pass since launch and with post-launch enrollment rates. Style Pass reflects one of many ways we plan to drive more frictionless and flexible experiences, while growing mindshare and wallet share with our clients.

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Extras. In February 2018, we expanded our offering to address more of our clients’ wallet share through a functionality called Extras. It serves our initial Women’s offering, Plus-size, and maternity clients and adds flexibility to our offering by allowing clients to add essentials such as underwear, socks, bras, and other items, in addition to the five items in their Fix. Extras products range in price from approximately $10 to $65, and include market brands such as Hue and Hanky Panky, as well as Exclusive Brands. After scheduling a Fix, clients have the option of selecting the style, color, size, and quantity of Extras items to add to their Fix. By adding this functionality and allowing our clients to select additional items to include in each Fix, we fulfill a client need and can also drive incremental revenue and margin per order. While Extras represents a limited selection of items today, we believe the new technological and operational capabilities it incorporates reflect a step change in enabling us to provide more personalized experiences to our clients.

Q2’18 Financial Highlights:

Active Clients

We grew our active client count to 2.5 million as of January 27, 2018, an increase of 588,000 and 30.6% year over year. We define an active client as a client who checked out a Fix in the preceding 12-month period, measured as of the last date of that period. A client checks out a Fix when he or she indicates which items he or she is keeping through our mobile app or website.


ACTIVE CLIENTS (000s)
1,920
2,074
2,194
2,396
2,508
Q2'17
Q3'17
Q4'17
Q1'18
Q2'18

Net Revenue

We grew our net revenue to $295.9 million in Q2’18, compared to $237.8 million in Q2’17, an increase of 24.4% year over year. Our performance was driven by our continued growth in active clients from both our Women’s and Men’s categories.

Net revenue per active client for the 12 months ended January 27, 2018 was $437, a decrease of 3.9% compared to the 12 months ended January 28, 2017. This decline was primarily driven by our continued and growing strategic expansion into Men’s and lower price point merchandise. Although our male clients on average have a lower purchase frequency, which dilutes our overall net revenue per active client, we continue to be pleased with the revenue contribution and profitable unit economics of the Men’s category. Similarly, we’ve been encouraged by our ability to serve lower price point clients effectively and plan to further penetrate this market.


NET REVENUE ($M)[4]
$237.8
$245.1
$258.3
$295.6
$295.9
Q2'17
Q3'17
Q4'17
Q1'18
Q2'18

Gross Margin

Q2’18 gross margin was 43.0%, compared to 44.9% in Q2’17, a decrease of 190 basis points. The largest drivers of this margin decline were the result of our planned investments in Men’s, Plus-size, and Premium Brands, as well as increased shrink.


GROSS MARGIN (%)
42.2%
44.3%
44.5%
44.9%
43.0%
FY'15
FY'16
FY'17
Q2'17
Q2'18

First, as we grow our business and expand our assortment across categories, sizes, and price points, we’ve planned increased clearance activity to reflect our inventory investments to ensure that we’re able to serve our clients well as we learn about their preferences. As these initiatives achieve scale, we expect to improve our inventory efficiency and thus our clearance rates and gross margins. In Q2’18, clearance activity resulted in gross margin dilution of 60 basis points year over year.

Second, an increase in year-over-year shrink of 60 basis points contributed to the Q2’18 gross margin decline. We are actively working on various strategies to reduce shrink, including using technology to help manage client behavior and improve our carrier claims process.

Third, our shipping costs were 30 basis points higher year over year, largely due to Men’s and Plus being shipped out of two and three warehouses, respectively, compared to the five warehouses we currently use to ship our initial Women’s product.

[4] *Discounts, sales tax and estimated refunds are deducted from revenue to arrive at net revenue.*

8

Finally, we've shifted our inventory mix to include more Men's and Plus items as we continue to extend our reach with our expanding client base. Newer initiatives, such as Men's and Plus, offer lower merchandise margins due to their smaller scale compared to our larger, existing Women's category, but allow us to serve a broader demographic. In Q2'18, this merchandise margin dilution resulted in a gross margin decline of 20 basis points year over year. As we scale these initiatives over time, we expect merchandise margins of these newer initiatives to improve due to increased scale, buying power, and strengthened vendor relationships.

Selling, General & Administrative Expenses


SG&A (%)
31.7%
35.5%
41.2%
44.5%
37.8%
FY'15
FY'16
FY'17
Q2'17
Q2'18

Q2'18 SG&A was $111.8 million, or 37.8% of net revenue, compared to Q2'17 SG&A of $105.8 million, or 44.5% of net revenue, a decrease of 670 basis points. SG&A in Q2'17 included a compensation expense related to certain stock sales by current and former employees of $21.3 million. After adjusting for this, SG&A as a percentage of net revenue increased 220 basis points year over year, which was primarily driven by two items: investments in technology talent and advertising.

Talent. We continue to invest in talent, specifically in the areas of data science and engineering. We continued to attract and hire highly qualified talent in Q2'18 and will remain focused on this to enhance our proprietary tools and data science capabilities. These are areas of key differentiation for our business that we believe will drive operating leverage over time.

Advertising. We continue to make strategic and measured marketing investments designed to achieve near-term payback. In Q2'18, advertising expense was $19.8 million, or 6.7% of net revenue.[5] Our Q2'18 advertising spend increased relative to our Q2'17 expense of $10.2 million, or 4.3% of net revenue.

As we mentioned last quarter, seasonality in our business does not follow that of traditional retailers, such as a typical concentration of revenue in the holiday quarter. This allows us to remain disciplined and selective on advertising spend. We sit out of competitive, high priced holiday marketing campaigns, and instead spend when competition decreases. This was evidenced in Q2'18 by the fact that our advertising spend as a % of net revenue quarter over quarter decreased 280 basis points compared to 9.5% of net revenue or $28.2 million in Q1'18. Through our efficient advertising strategies, we drove Q2'18 client growth by 30.6% year over year.

As part of our effort to maintain a diverse channel mix, in recent quarters, we've bolstered our in-house marketing capabilities and reduced our dependency on agencies. This shift has driven cost savings and provided more flexibility and learnings in our marketing initiatives. In one recent example, rather than outsourcing the management of our campaigns to an agency, our in-house team actively controlled spending patterns of specific campaigns based on real-time cost efficiencies.

[5] *Advertising expenses include the costs associated with the production of advertising, television, radio and online advertising.*

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We continue to believe that our marketing programs present a large opportunity for us to harness the power of our data science capabilities to attract and re-engage high-quality clients more effectively. In Q2’18, our ability to apply data science to marketing attribution and performance measurement demonstrated this commitment. Net Income Q2’18 net income was $3.6 million, or 1.2% of net revenue, compared to Q2’17 net income of $0.2 million, or 0.1% of net revenue, an increase in margin of 110 basis points. Q2’18 non-GAAP net income was $6.8 million, or 2.3% of net revenue, compared to $13.8 million, or 5.8% of net revenue in Q2’17. Non-GAAP net income excludes the impact of the remeasurement of our preferred stock warrant liability, which was a gain of $1.6 million in Q2’18 and a loss of $1.1 million in Q2’17. It also excludes a $4.7 million increase in tax expense related to the remeasurement of our net deferred tax assets as a result of the tax reform law passed in December. In addition, it excludes the $12.4 million impact of compensation expense related to certain stock sales by current and former employees in Q2’17, net of tax. Earnings Per Share Q2’18 diluted earnings per share was $0.02, compared to zero in Q2’17. On a non-GAAP basis, Q2’18 diluted EPS6 was $0.07 compared to $0.42 in Q2’17. Adjusted EBITDA Q2’18 adjusted EBITDA was $18.2 million, or 6.2% of net revenue, compared to Q2’17 adjusted EBITDA of $24.1 million, or 10.1% of net revenue, a decrease in margin of 390 basis points. This margin compression was planned and the result of our decision to continue investing in new strategic initiatives, technology talent and marketing. Note that we do not exclude stock-based compensation expense, which we treat as an investment, from our adjusted EBITDA calculation. Cash Even as we invest, we continue to drive free cash flow. We added $135.1 million of cash to the balance sheet in Q2’18, and ended the quarter with $275.5 million of cash and restricted cash. This balance included proceeds from our initial public offering, which closed in Q2’18. Through this offering, we received approximately $127.1 million in net proceeds after deducting underwriting discounts and offering costs. The increase was also driven by $8.9 million in cash from operating activities, partially offset by $4.0 million in capital expenditures related to investments in our warehouses and proprietary systems. For more information regarding the non-GAAP financial measures discussed in this letter, please see "Non-GAAP Financial Measures," below, including the reconciliations of our non-GAAP measures to their most directly comparable GAAP financial measures included at the end of this letter. 6 We define non-GAAP EPS as diluted EPS excluding the per share impact of the remeasurement of preferred stock warrant liability and, when present, compensation expense related to certain stock sales by current and former employees, and their related tax impacts, if any, as well as the per share impact of the remeasurement of our net deferred tax assets in relation to the adoption of the Tax Cuts and Jobs Act. 7 We define adjusted EBITDA as net income excluding other (income), net, provision for income taxes, depreciation and amortization, the remeasurement of preferred stock warrant liability and, when present, compensation expense related to certain stock sales by current and former employees. NET INCOME ($M) ADJUSTED EBITDA ($M)7

Guidance: Our financial outlook for Q3’18, which ends on April 28, 2018, and for the fiscal year 2018, which ends on July 28, 2018, is as follows:   Q3’18 Net Revenue $300 – $310 million 22% – 26% YoY growth Adjusted EBITDA $5.0 – $10.0 million 1.7% – 3.2% margin We have not reconciled adjusted EBITDA outlook to GAAP net income (loss) because we do not provide an outlook for GAAP net income (loss) due to the uncertainty and potential variability of other income, net and provision for (benefit from) income taxes, which are reconciling items between adjusted EBITDA and GAAP net income (loss). Because such items cannot be reasonably predicted, we are unable to provide a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure. However, such items could have a significant impact on GAAP net income (loss). Consistent with our Q2’18 results, our outlook reflects the following principles by which we manage our business: drive sustainable top-line growth that ensures a great client experience, balance growth with profitability, and maintain a long-term, ROI-based view on our investments. Closing We will host a conference call and earnings webcast at 2:00pm Pacific time/5:00pm Eastern time today to discuss these results. A live webcast will be accessible on Stitch Fix’s investor relations website at investors.stitchfix.com. Interested parties can access the call by dialing 877-857-6176 in the U.S. or 719-457-2642 internationally, using conference code 8518439. The call will also be available via live webcast at investors.stitchfix.com. Thank you for taking the time to read our letter, and we look forward to your questions on our call this afternoon. Sincerely, Katrina Lake, Founder and CEO Paul Yee, CFO   FY’18 Net Revenue $1,190 – $1,220 million 22% – 25% YoY growth Adjusted EBITDA $45 – $55 million 3.8% – 4.5% margin MEDIA CONTACT media@stitchfix.com INVESTOR RELATIONS CONTACT ir@stitchfix.com

Stitch Fix, Inc. Condensed Consolidated Balance Sheets (Unaudited) (In thousands, except share and per share amounts)

Stitch Fix, Inc. Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited) (In thousands, except share and per share amounts)

Stitch Fix, Inc. Condensed Consolidated Statements of Cash Flow (Unaudited) (In thousands)

Non-GAAP Financial Measures We report our financial results in accordance with generally accepted accounting principles in the United States, or GAAP. However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. Management believes that excluding certain items that may vary substantially in frequency and magnitude period-to-period from net income and earnings per share (“EPS”) provides useful supplemental measures that assist in evaluating our ability to generate earnings and to more readily compare these metrics between past and future periods. Management also believes that adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, and that such supplemental measure facilitates comparisons between companies. We believe free cash flow is an important metric because it represents a measure of how much cash from operations we have available for discretionary and non-discretionary items after the deduction of capital expenditures. These non-GAAP financial measures may be different than similarly titled measures used by other companies. For instance, we do not exclude stock-based compensation expense from adjusted EBITDA or non-GAAP net income. Stock-based compensation is an important part of how we attract and retain our employees, and we consider it to be a real cost of running the business. Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of our non-GAAP financial measures as compared to the closest comparable GAAP measures. Some of these limitations include: our non-GAAP net income, adjusted EBITDA and non-GAAP EPS - diluted measures exclude compensation expense that we recognized related to certain stock sales by current and former employees; our non-GAAP net income and non-GAAP EPS - diluted measures exclude the impact of the remeasurement of our net deferred tax assets following the adoption of the Tax Cuts and Jobs Act (“Tax Act”); our non-GAAP net income, adjusted EBITDA and non-GAAP EPS - diluted measures exclude the remeasurement of the preferred stock warrant liability, which is a non-cash expense incurred in the periods prior to the completion of our initial public offering; adjusted EBITDA also excludes the recurring, non-cash expenses of depreciation and amortization of property and equipment and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future; adjusted EBITDA does not reflect our tax provision, which reduces cash available to us; and free cash flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments.

The following table presents a reconciliation of net income to non-GAAP net income (loss) for each of the periods presented (in thousands): The following table presents a reconciliation of net income to Adjusted EBITDA for each of the periods presented (in thousands): 1) As discussed in Note 8 to the condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended January 27, 2018, to be filed with the Securities and Exchange Commission on March 13, 2018 (“Form 10-Q”), the U.S. government enacted comprehensive tax legislation in December 2017.  This resulted in a provisional net charge of $4.7 million for the three and six months ended January 27, 2018, due to the remeasurement of our net deferred tax assets for the reduction in tax rate from 35% to 21%. The adjustment to non-GAAP net income related to the Tax Act only includes this transitional impact. It does not include the ongoing impacts of the lower U.S. statutory rate on current year earnings.

Free cash flow is cash flow from operations reduced by purchases of property and equipment which is included in cash flow from investing activities. The following table presents a reconciliation of cash flows from operating activities, the most comparable GAAP financial measure, to free cash flow for each of the periods presented (in thousands): The following table presents a reconciliation of earnings per share attributable to common stockholders – diluted, the most comparable GAAP financial measure, to non-GAAP earnings per share attributable to common stockholders – diluted for each of the periods presented: 1) For the three and six months ended January 27, 2018, the preferred stock warrant liability was dilutive and included in earnings per share attributable to common stockholders - diluted. Therefore, it is not an adjustment to arrive at non-GAAP EPS - diluted. 2) As discussed in Note 8 to the condensed consolidated financial statements included in our Form 10-Q, the U.S. government enacted comprehensive tax legislation in December 2017.  This resulted in a provisional net charge of $4.7 million for the three and six months ended January 27, 2018, due to the remeasurement of our net deferred tax assets for the reduction in tax rate from 35% to 21%. The adjustment to non-GAAP earnings per share attributable to common stockholders - diluted related to the Tax Act only includes this transitional impact. It does not include the ongoing impacts of the lower U.S. statutory rate on current year earnings.

Forward-Looking Statements This shareholder letter contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward looking, including statements regarding our future financial performance, including our guidance on financial results for the third quarter and full year of fiscal 2018; market trends, growth and opportunity; competition; the timing and success of expansions to our offering and penetration of our target markets; our plans related to client acquisition, including any impact on our costs and margins; and our ability to successfully acquire, engage and retain clients. These statements involve substantial risks and uncertainties, including risks and uncertainties related to our ability to generate sufficient net revenue to offset our costs; the growth of our market and consumer behavior; our ability to acquire, engage and retain clients; our ability to provide offerings and services that achieve market acceptance; our data science and technology, stylists, operations, marketing initiatives, and other key strategic areas; and other risks described in the filings we make with the Securities and Exchange Commission, or SEC. Further information on these and other factors that could affect our financial results is included in filings we make with the SEC from time to time, including in the section titled “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended January 27, 2018. These documents are available on the SEC Filings section of the Investor Relations section of our website at: http://investors.stitchfix.com. We undertake no obligation to update any forward-looking statements made in this letter to reflect events or circumstances after the date of this letter or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.